SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )



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                           Allmerica Investment Trust
                (Name of Registrant as Specified In Its Charter)



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

                          ALLMERICA INVESTMENT TRUST:
                         SELECT AGGRESSIVE GROWTH FUND
                               440 LINCOLN STREET
                              WORCESTER, MA 01653

                              INFORMATION STATEMENT


         On May 14, 2001, the Board of Trustees of Allmerica Investment Trust (the "Trust") approved (1) separate Sub-Adviser Agreements (the "New Sub-Adviser Agreements") for the Select Aggressive Growth Fund (the "Fund") of the Trust between Allmerica Financial Investment Management Services, Inc. ("AFIMS"), the Trust's investment manager, and Massachusetts Financial Services Company ("MFS") and Jennison Associates LLC ("Jennison"), respectively, the Fund's Sub-Advisers, which became effective on June 1, 2001, and (2) new principal investment strategies for the Fund. The New Sub-Adviser Agreements are the same in all substantive respects to the previous Sub-Adviser Agreement (the "Previous Sub-Adviser Agreement"), dated January 31, 2001, in effect between AFIMS and Nicholas-Applegate Capital Management, L.P. ("Nicholas-Applegate"), except that the sub-advisory fees which AFIMS will pay MFS and Jennison differ from the sub-advisory fee structure in the Previous Sub-Adviser Agreement and the effective date and termination dates are different. There will be no change in advisory fees paid by the Fund to AFIMS. AFIMS will pay MFS' and Jennison's sub-adviser fees.

         AFIMS manages the business affairs of the Fund pursuant to a Management Agreement (the "Management Agreement") dated April 16, 1998 between the Trust and AFIMS. The Management Agreement provides that, subject to the requirements of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder, AFIMS at its expense may select and contract with a Sub-Adviser or Sub-Advisers to manage the investments of one or more of the Funds in the Trust. AFIMS has selected MFS and Jennison to manage the investments of the Fund and such selection was approved by the Board of Trustees of the Trust at its May 14, 2001 meeting. MFS and Jennison initially each will manage approximately one-half of the Fund assets. Thereafter, AFIMS will allocate the Fund's assets between the two Sub-Advisers on a basis determined to be in the best interests of Shareholders.

         Under an order received from the Securities and Exchange Commission, the Trust and AFIMS are permitted to enter into and amend sub-advisory agreements without receiving shareholder approval and are granted relief from certain disclosure requirements regarding advisory fees paid to Sub-Advisers. The Trustees of the Trust must approve such sub-advisory agreements, and the Fund must provide specified information to Shareholders within 90 days of the hiring of any new sub-adviser or the retention of a sub-adviser whose ownership has changed significantly. This Information Statement is being supplied to Shareholders to fulfill such information requirement and is being mailed on or about July ___, 2001.

         NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         Background. Prior to the appointment of MFS and Jennison as Sub-Advisers of the Fund, Nicholas-Applegate served as Sub-Adviser of the Fund. The decision to change Sub-Advisers was based primarily on Nicholas-Applegate's performance on behalf of the Fund. Under investment performance criteria and other standards established by AFIMS and BARRA RogersCasey, Inc. ("BARRA RogersCasey"), a consultant retained by AFIMS, each Sub-Adviser of the Trust is continuously monitored against relevant market indices and peer groups. Because Nicholas-Applegate did not meet expectations for performance, AFIMS and BARRA RogersCasey recommended that the Trustees terminate the Previous Sub-Adviser Agreement and appoint MFS and Jennison as the new Sub-Advisers to the Fund. In addition, the Trustees determined, based on the recommendation of AFIMS and BARRA RogersCasey, that the Fund's assets could be managed more efficiently by two Sub-Advisers and that it would be appropriate to change the strategy of the Fund from one that focuses primarily on small- to medium-capitalization companies to one that emphasizes companies of all sizes.

         In the course of the selection process, AFIMS and BARRA RogersCasey reviewed performance and background criteria, as well as written proposals and in-person presentations by a number of investment advisory firms. In evaluating the proposals, they considered, among other things, the nature and quality of the services to be provided by each sub-adviser candidate, comparative data as to each sub-adviser's investment performance, the experience and financial condition of the sub-adviser and its affiliates, the level of sub-advisory fees to be paid compared to industry averages, the sub-adviser's commitment to mutual fund advisory activities and the quality of the sub-adviser's proposal generally. As a part of the review process, AFIMS and BARRA RogersCasey met with the Investment Operations Committee1 ("Committee") of the Board of Trustees and discussed with the Committee the proposed selection of MFS and Jennison as the new Sub-Advisers for the Fund. Both MFS and Jennison made formal presentations to the Committee. Upon completion of the review process and following a presentation to the Trustees by MFS and Jennison, the Trustees voted unanimously, with the "non-interested" Trustees voting separately after conferring with their independent counsel, to terminate the Previous Sub-Adviser Agreement as of the close of business on May 31, 2001, to appoint MFS and Jennison as the new Sub-Advisers to the Fund effective June 1, 2001 and to approve the New Sub-Adviser Agreements. In evaluating the proposal, the Trustees considered generally the same factors considered by AFIMS and BARRA RogersCasey. The decision by the Trustees to change Sub-Advisers was based primarily on Nicholas-Applegate's investment performance on behalf of the Fund. At the May 14, 2001 meeting, the Trustees were provided with financial and other information about MFS and Jennison. At the meeting they were also provided with performance information relating to MFS and Jennison and information about their investment styles and current personnel. The Trustees considered the terms of the New Sub-Adviser Agreements and the fact that they were substantially the same as the Previous Sub-Adviser Agreement. The Trustees considered the fact that there would be no change in the advisory fees paid by the Fund to AFIMS. The Trustees concluded that entering into the New Sub-Adviser Agreements was in the best interests of the Fund and its Shareholders.


       INFORMATION REGARDING MASSACHUSETTS FINANCIAL SERVICES COMPANY AND
                            JENNISON ASSOCIATES LLC

         MFS was founded in 1924 with the creation of Massachusetts Investors Trust, which was America's first mutual fund. In 1982, MFS became a subsidiary of Sun Life Assurance Company of Canada. Located at 500 Boylston Street, Boston, MA 02116, MFS had approximately $133 billion in assets under management as of March 31, 2001. Toni Y. Shimura will have responsibility for the day-to-day management of MFS' portion of the Fund's investments. She joined MFS in 1987 as a Research Analyst and currently is a portfolio manager of the managed sector portfolios of MFS' mutual funds and variable annuities. She was named Vice President in 1992, Portfolio Manager in 1993 and Senior Vice President in 1999.

         Jennison, a wholly-owned subsidiary of the Prudential Insurance Company of America, was founded in 1969 and is located at 466 Lexington Avenue, New York, NY 10017. As of March 31, 2001, Jennison had approximately $81 billion in assets under management. Kathleen McCarragher and Michael Del Balso will have responsibility for the day-to-day management of Jennison's portion of the Fund's investments. Ms. McCarragher, a Domestic Growth Equity Investment Strategist and Executive Vice President, joined Jennison in 1998. Prior to joining Jennison she was Managing Director and Director of Large Cap Growth Equities at Weiss, Peck & Greer. She joined Weiss, Peck & Greer in 1992 after 10 years with State Street Research & Management Company. Mr. Del Balso, a Director of Equity Research and Executive Vice President, joined Jennison in 1972 after four years with White, Weld & Company, where he was a Vice President.

         All information about MFS and Jennison in this Information Statement has been provided by MFS and Jennison, respectively.


Parent Companies of Massachusetts Financial Services Company and Jennison Associates LLC

         The tables below list the names, addresses and ownership percentages of all parent companies of MFS and Jennison.

         MFS
         Name                                                 Address
         Sun Life Financial Services of Canada, Inc.          225 King Street West
         (a publicly traded company)                          Toronto, Ontario, Canada  M5V3C5

         100% owner of Sun Life Assurance Company of Canada

         Sun Life Assurance Company of Canada                 225 King Street West
                                                              Toronto, Ontario, Canada  M5V3C5
         100% owner of Sun Life Assurance Company
         of Canada - US Operations Holdings, Inc.

         Sun Life Assurance Company of Canada -               One Sun Life Executive Park
         US Operations Holdings, Inc.                         Wellesley Hills, MA  02481

         99.7%  owner of Sun Life of Canada  (US)  Financial
         Services Holdings, Inc.

         Sun Life of Canada (US) Financial Services           One Copley Place, Suite 200
         Holdings, Inc.                                       Boston, MA  02116

         83.8% owner of Massachusetts Financial
         Services Company (16.2% owned by
         employees of Massachusetts Financial Services
         Company)

         JENNISON
         Name                                                      Address
         Prudential Insurance Company of America                   751 Broad Street
                                                                   Newark, NJ  07102
         Jennison is an indirect, wholly-owned subsidiary of
         the Prudential Insurance Company of America
         (a mutual insurance company)

         100% owner of Prudential Asset Management Holding
         Company


         Prudential Asset Management Holding Company
                                                                   751 Broad Street
         Jennison is an indirect, wholly-owned subsidiary of       Newark, NJ  07102
         Prudential Asset Management Holding Company

         100% owner of Prudential Investment Management, Inc.


         Prudential Investment Management, Inc.
                                                                   751 Broad Street
         Jennison is a direct, wholly-owned subsidiary of          Newark, NJ 07102
         Prudential Investment Management, Inc.

         100% owner of Jennison Associates LLC

Principal Executive Officers and Directors of Massachusetts Financial Services Company and Jennison Associates LLC

         The tables below list the individuals who serve as principal executive officers and directors of MFS and Jennison. The address for MFS personnel is 500 Boylston Street, Boston, MA 02116 and for Jennison's personnel is 466 Lexington Avenue, New York, NY 10017. None serves as an officer or Trustee of the Trust.

             MFS
             Name                                 Principal Occupation
             James C. Baillie                     Director

             John W. Ballen                       President, Chief Investment Officer and Director

             Joan S. Batchelder                   Senior Vice President, Chief Fixed Income Officer and
                                                  Director of Fixed Income Portfolio Management

             Thomas J. Cashman, Jr.               Executive Vice President of MFS Investment Management,
                                                  Chairman of MFS Institutional Advisors, Inc. and Director

             Joseph W. Dello Russo                Executive Vice President, Chief Administrative Officer and Director

             Kevin R. Parke                       Executive Vice President, Chief Equity Officer and Director

             C. James Prieur                      Director

             Arnold D. Scott                      Senior Executive Vice President, Director of Strategic Planning and
                                                  Director

             William W. Scott, Jr.                Executive Vice President of MFS Investment Management,
                                                  President of MFS Fund Distributors and Director

             Jeffrey L. Shames                    Chairman, Chief Executive Officer and Director

             Donald A. Stewart                    Director

             William W. Stinson                   Director

             JENNISON
             Name                                 Principal Occupation

             Michael Anthony Del Balso            Executive Vice President and Director

             John Howard Hobbs                    Chief Executive Officer, Chairman and Director

             Karen Elizabeth Kohler               Chief Compliance Officer, Executive Vice President and Director

             Kathleen Ann McCarragher             Executive Vice President and Director

             Spires Segalas                       President and Director

             John Robert Strangfeld               Director

             Kevin Charles Uebelein               Director

             Bernard Bruce Winogard               Director

             Mary-Jane Flaherty                   Director

             Philip Nicholas Russo                Director

             Victor Ying-Wing Sim                 Director

         No arrangements or understandings made in connection with the New Sub-Adviser Agreements exist between AFIMS, MFS and Jennison with respect to the composition of the Boards of Directors of MFS and Jennison or the Board of Trustees of the Trust or with respect to the selection or appointment of any person to any office with any of them.


Other Funds Managed by Massachusetts Financial Services Company and Jennison Associates LLC

         MFS and Jennison serve as investment adviser or sub-adviser to other investment company funds similar to the Select Aggressive Growth Fund. Information about these funds appears in the following table.

MFS
                                                                     Assets as of
Fund                               Portfolio                           3/31/01                 Fees
MFS Variable Insurance Trust       MFS VIT Emerging Growth           $1,655,209,474  Management fee: 0.75%
                                   Series                                            and a custodial offset of .01%

MFS Variable Insurance Trust       MFS Emerging Growth Fund             $20,600,000  Management fee:  0.70%
                                                                                     .04% waiver and a custodial offset
                                                                                     of .01%

MFS is the Investment Adviser of the MFS VIT Emerging Growth Series and the
Sub-Adviser of the MFS Emerging Growth Fund.

JENNISON
                                                                    Assets as of
Fund                               Portfolio                           3/31/01                       Fees
Endeavor Series Trust              Jennison Growth Portfolio            $30,031,923  0.50% of the first $300 million of
                                                                                     average daily net assets:  0.40% of
                                                                                     average daily net assets over $300
                                                                                     million

EQ Advisors Trust                  EQ/Balanced Portfolio               $230,417,765  0.35% of the average daily net assets

Harbor Fund                        Harbor Capital Appreciation       $6,604,886,408  The fee shall be calculated based on
                                   Fund                                              the average actual net assets of all
                                                                                     assets managed by Jennison of the
                                                                                     Harbor Capital Appreciation Fund
                                                                                     and the Harbor Capital Group Trust:
                                                                                     0.75% on the first $10 million;
                                                                                     0.50% on the next $30 million;
                                                                                     0.35% on the next $25 million;
                                                                                     0.25% on the next $335 million;
                                                                                     0.22% on the next $600 million;
                                                                                     0.20% up to $5 billion; 0.25% on all
                                                                                     amounts in excess of $5 billion

Manufacturers Investment Trust     Capital Appreciation Trust            $9,262,649  0.40% of the daily net assets
                                                                                     managed up to $300 million, 0.35%
                                                                                     for amounts in excess of $300 million

Oppenheimer Select Managers        Jennison Growth Fund                  $4,547,667  0.45% on the first $300 million;
                                                                                     0.40% for all amounts in excess of
                                                                                     $300 million

Prudential Diversified Funds*      Prudential Diversified               $12,553,282  0.30% on the first $300 million of
                                   Conservative Growth Fund                          average daily net assets and 0.25%
                                                                                     thereafter

Prudential Diversified Funds*      Prudential Diversified               $36,880,292  0.30% on the first $300 million of
                                   Moderate Growth Fund                              average daily net assets and 0.25%
                                                                                     thereafter

Prudential Diversified Funds*      Prudential Diversified High          $33,616,650  0.30% on the first $300 million of
                                   Growth Fund                                       average daily net assets and 0.25%
                                                                                     thereafter

SunAmerica Style Select Series,    Large-Cap Growth Fund                $29,980,840  0.30% on the first $300 million of
Inc.*                                                                                average daily net assets and 0.25%
                                                                                     thereafter

The Hirtle Callaghan Trust*        The Growth Equity Portfolio         $175,509,542  0.30% of the average daily net asset
                                                                                     value

The Preferred Group of Mutual      Preferred Large Cap Growth          $559,561,803  The fee shall be calculated based on
Funds                              Fund                                              the average quarterly net assets
                                                                                     The fee shall be calculated based on
                                                                                     the average quarterly net assets
                                                                                     0.75% on the first $10 million;
                                                                                     0.50% on the next $30 million;
                                                                                     0.35% on the next $25 million;
                                                                                     0.25% on the next $335 million;
                                                                                     0.22% on the next $600 million;
                                                                                     0.20% on the balance

The Prudential Investment          Prudential Jennison Growth        $4,870,413,381  0.30% on the first $300 million of
Portfolios, Inc.                   Fund                                              average daily net assets and 0.25%
                                                                                     thereafter

The Prudential Series Fund, Inc.   Prudential Jennison Portfolio     $2,364,244,776  The fee shall be calculated based on
                                                                                     the average daily net assets 0.75%
                                                                                     on the first $10 million; 0.50% on
                                                                                     the next $30 million; 0.35% on the
                                                                                     next $25 million; 0.25% on the next
                                                                                     $335 million; 0.22% on the next $600
                                                                                     million; 0.20% on the balance

The Prudential Series Fund, Inc.*  Diversified Conservative             $28,675,085  0.30% on the first $300 million of
                                   Growth Portfolio                                  average daily net assets and 0.25%
                                                                                     thereafter

*indicates that the mutual fund is a multi-manager fund.

Jennison does not act as adviser to any of the mutual funds it manages. All relationships are sub-adviser relationships.


Description of the Previous Sub-Adviser Agreement and the New Sub-Adviser Agreements

         The Fund began operations on August 21, 1992. The Previous Sub-Adviser Agreement was last submitted and approved by the Shareholders of the Fund at a Special Meeting on August 15, 1997 for the purpose of approving an amended fee schedule. The Previous Sub-Adviser Agreement was last approved by the Trustees, including the Trustees who are "non-interested," at a meeting of the Board of Trustees on November 14, 2000. Except for different effective and termination dates and the sub-advisory fee schedule, the terms of the New Sub-Adviser Agreements are similar in all material respects to the terms of the Previous Sub-Adviser Agreement.

         For its services provided under the Previous Sub-Adviser Agreement, Nicholas-Applegate was paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as set forth below:

                                    Old Fees
                   Assets                              Rate
                   First $100 Million..................0.60%
                   Next $150 Million...................0.50%
                   Next $250 Million...................0.40%
                   Next $250 Million...................0.375%
                   Over $750 Million...................0.35%

         During the fiscal year ended December 31, 2000, AFIMS paid Nicholas-Applegate $4,363,074 for its sub-advisory services pursuant to the Previous Sub-Adviser Agreement. If the new sub-adviser fees had been in effect during the last fiscal year, MFS and Jennison would have received $2,152,114 and $2,164,614, respectively, representing a total decrease of $46,346 or 1.06% from the fees paid to Nicholas-Applegate. Based on the Fund's net assets at March 31, 2001 of approximately $641,851,839, the annual sub-adviser fees paid by AFIMS would decrease from $2,881,944 to $2,654,908, a decrease of $227,036 or 7.88%.

         For their services under the New Sub-Adviser Agreements, MFS and Jennison will be paid by AFIMS a fee computed daily and paid quarterly at an annual rate based on the average daily net assets of the Fund as set forth below:

                                    New Fees

                   MFS
                   Assets                              Rate

                   First $150 Million..................0.425%
                   Next $450 Million...................0.40%
                   Over $600 Million...................0.35%


                   JENNISON
                   Assets                              Rate
                   First $100 Million..................0.45%
                   Next $400 Million...................0.40%
                   Over $500 Million...................0.35%

         In managing the Fund's portfolio, Nicholas-Applegate invested primarily in stocks of small- and mid-cap companies, whereas under the Fund's new strategy the Fund will invest in companies of all sizes. The Trustees believe that the new Sub-Adviser fee rates should provide an effective means of compensating MFS and Jennison for their advisory services.

          The New Sub-Adviser Agreements provide that MFS and Jennison, as Sub-Advisers, in return for their fees, will manage the investment and reinvestment of assets of the Fund subject to the control and supervision of the Board of Trustees and in accordance with the investment objective and policies of the Fund set forth in the Trust's current registration statement and any other policies established by the Board of Trustees or AFIMS. In this regard, it is the responsibility of MFS and Jennison to make investment decisions for the Fund and to place the Fund's purchase and sale orders for investment securities. The New Sub-Adviser Agreement states that MFS and Jennison will provide at their expense all necessary investment, management and administrative facilities needed to carry out their duties under the New Sub-Adviser Agreements, but excluding brokerage expenses and pricing and bookkeeping services.

         The New Sub-Adviser Agreements will remain in full force and effect through May 30, 2002 and shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is specifically approved annually by the Board of Trustees, or by vote of the holders of a majority of the Fund's outstanding voting securities, and by the vote of a majority of the Trustees who are not "interested persons" of the Trust, AFIMS, the Sub-Advisers, or any other Sub-Adviser to the Trust. The New Sub-Adviser Agreements may be terminated at any time, without payment of any penalty, by AFIMS, subject to the approval of the Trustees, by vote of the Trustees, by vote of a majority of the outstanding voting securities of the Fund, or by MFS or Jennison, as applicable, in each case on 60 days' written notice. As required by the 1940 Act, each New Sub-Adviser Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment. They also will terminate in the event that the Management Agreement between the Trust and AFIMS shall have terminated for any reason.

         The New Sub-Adviser Agreements provide that, in the absence of (i) willful misfeasance, bad faith or gross negligence on the part of MFS and Jennison, or (ii) reckless disregard by MFS or Jennison of their obligations and duties under the respective New Sub-Adviser Agreement, they shall not be liable to the Trust, AFIMS or to any shareholder or creditor of the Trust, for any matter in connection with the performance of any of their services under the respective New Sub-Adviser Agreements or for any good faith purchase or sale of any investment made by them for the Trust.

         In addition to approving the New Sub-Adviser Agreements, the Trustees also approved new principal investment strategies for the Fund that reflect MFS' and Jennison's investment management styles. The previous principal investment strategies are stated in the Fund's current prospectuses dated May 1, 2001. The new strategies, which became effective June 1, 2001, are included in a Prospectus Supplement dated May 15, 2001 and are set forth below.

Principal Investment Strategies. To pursue the Fund's investment objective, the Fund will take a multi-manager approach whereby two Sub-Advisers will independently manage their own portions of the Fund's assets. Massachusetts Financial Services Company looks for common stocks of companies that it believes are early in their life cycle but which have the potential to become major enterprises. The firm will also consider stocks of larger companies where earnings growth is expected to accelerate because of special factors, such as rejuvenated management, new products, changes in consumer demand or basic changes in the economic environment. Jennison Associates LLC looks for common stocks of predominantly mid- to large-sized companies that it believes are poised to achieve and maintain superior earnings growth. Both Sub-Advisers will use a fundamental bottom-up approach to selecting stocks for the Fund.

         The Sub-Advisers initially each will manage approximately one-half of the Fund's assets. Thereafter, the Manager will allocate the Fund's assets between the two Sub-Advisers on a basis determined by the Manager to be in the best interests of shareholders. This means that the portion of assets managed by one Sub-Adviser could be significantly larger than that managed by the other and that the difference in such portions could change from time to time.

         Under normal circumstances, the Fund invests at least 65% of its assets in common stocks, securities convertible into common stocks and warrants. The Fund also may invest in debt securities and preferred stocks and up to 25% of its assets in foreign securities (including investments in companies located or primarily operating in countries with emerging markets, but not including its investments in American Depositary Receipts or "ADR's").

                                OTHER INFORMATION

         The shares of the Fund may be purchased only by separate accounts ("Separate Accounts") established by First Allmerica Financial Life Insurance Company ("First Allmerica") or Allmerica Financial Life Insurance and Annuity Company ("Allmerica Financial Life") for the purpose of funding variable annuity contracts and variable life insurance policies issued by First Allmerica or Allmerica Financial Life and by qualified pension and retirement plans. Both First Allmerica and Allmerica Financial Life are wholly-owned subsidiaries of Allmerica Financial Corporation ("AFC"), a publicly-traded Delaware holding company for a group of affiliated companies, the largest of which is First Allmerica, a life insurance company organized in Massachusetts in 1844. On December 31, 2000, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Annual Report

         The Trust will furnish, without charge, a copy of the most recent Annual Report to the Shareholders of the Fund. Requests should be directed to the Trust at 440 Lincoln Street, Worcester, Massachusetts 01653 or by calling 1-800-828-0540.

Broker Commissions

         During the fiscal year ended December 31, 2000, no commissions were paid to brokers affiliated with the Sub-Adviser of the Fund.

Distributor, Administrator

         Allmerica Investments, Inc. ("AII"), a wholly-owned subsidiary of AFC, serves as the Distributor for the Trust. AII, AFIMS and AFC are located at 440 Lincoln Street, Worcester, MA 01653. Investors Bank & Trust Company, 200 Clarendon Street, Boston, MA 02116, serves as the Trust's administrator, fund accountant and custodian.



July ___, 2001























Mutfunds/2001/ MFS Jennison Info Statement.doc

--------
  1 The Investment Operations Committee is composed of three Trustees who are "non-interested" persons of the Trust, AFIMS or the Sub-Adviser or their affiliates, two Trustees who are "interested" persons and one non-Trustee participant. The Committee monitors investment adviser performance and analyzes fund data.